Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284663

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 10, 2025)

5,227,275 Shares of Common Stock

We are offering 5,227,275 shares of our common stock, par value $0.00001 per share (“common stock”), at an offering price of $0.33 per share to certain institutional investors pursuant to this prospectus supplement, the accompanying prospectus, and a securities purchase agreement with each purchaser.

In a concurrent private placement, we are also selling to the purchasers warrants (each, a “Warrant”) to purchase one (1) share of our common stock for each share of common stock purchased in this offering, or warrants to purchase up to an aggregate of 5,227,275 shares of our common stock. The Warrants will not be exercisable until, and are subject to, approval by our stockholders of the issuance of the shares of common stock issuable upon exercise of the Warrants (the "Warrant Shares") and will expire five years following the date of the stockholder approval, if it is obtained. We intend to submit the issuance of the Warrant Shares upon exercise of the Warrants for approval of our stockholders following completion of the private placement, but there can be no assurance that such approval will be obtained. The Warrants have an exercise price of $0.33 per share of common stock. The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The shares of common stock and the accompanying Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. We collectively refer to the shares of our common stock, the Warrants and the shares of our common stock issued or issuable upon exercise of the Warrants, collectively, as the “securities.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “FBLG.” On December 12, 2025, the closing price of our common stock was $0.3929 per share.

The aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, is $24,791,096, based on 55,091,325 outstanding shares of common stock, of which approximately 6,201,122 shares are held by affiliates, and a per share price of $0.45, based on the last sale price of our common stock as quoted on the Nasdaq Capital Market on October 15, 2025. One-third of our public float, calculated in accordance with General Instruction I.B.6 to Form S-3, is equal to $8,263,699. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold securities having an aggregate market value of $6,525,854 pursuant to General Instruction I.B.6 of Form S-3. In no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75.0 million pursuant to General Instruction I.B.6 to Form S-3.

We engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase our shares of common stock in this offering. The Placement Agent has no obligation to purchase any of the shares of common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares of common stock. There is no required minimum number of shares of common stock that must be sold as a condition to completion of this offering. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus supplement for more information about the compensation to our Placement Agent. Neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account.

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our shares of common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per share of common stock	Total
Offering price	$0.33000	$1,725,000.75
Placement Agent fees(1)	0.02310	120,750.05
Proceeds to us, before expenses	$0.30690	$1,604,250.70

(1)

Represents (i) a cash fee of 7.0% of the aggregate purchase price paid by the purchasers of the shares of common stock sold in this offering. In addition, we will pay the Placement Agent a management fee of 1.0% of the aggregate gross proceeds of this offering. We have also agreed to issue the Placement Agent (or its designees) warrants to purchase a number of shares of common stock equal to 7.0% of the aggregate number of shares of common stock sold in this offering. In addition, we have agreed to reimburse certain expenses of the Placement Agent in connection with this offering. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for a description of the compensation to be received by the Placement Agent.

We expect that delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about December 16, 2025, subject to the satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is December 14, 2025.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-2
SUMMARY OF THE OFFERING	S-4
RISK FACTORS	S-6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-9
USE OF PROCEEDS	S-10
DIVIDEND POLICY	S-11
DILUTION	S-12
DESCRIPTION OF SECURITIES WE ARE OFFERING	S-14
CONCURRENT PRIVATE PLACEMENT	S-15
PLAN OF DISTRIBUTION	S-17
EXPERTS	S-20
LEGAL MATTERS	S-20
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-20
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-21

Prospectus

About This Prospectus	1
WHERE YOU CAN FIND ADDITIONAL INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
The Company	2
Risk Factors	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
Use of Proceeds	4
Description of CAPITAL STOCK	4
Description of Depositary Shares	8
Description of Warrants	10
Description of Subscription Rights	12
Description of Contingent Value Rights	13
Description of Debt Securities	14
Description of Purchase Contracts	21
Description of Units	22
Plan of Distribution	22
Legal Matters	24
Experts	24

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus in this prospectus supplement, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the securities offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

Throughout this prospectus supplement, unless otherwise designated or the context suggests otherwise,

●	all references to “we,” “us,” “our,” the “Company,” “FibroBiologics” and similar terms refer to FibroBiologics, Inc., and its subsidiary;

●	“year” or “fiscal year” means the year ending December 31st; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

PROSPECTUS Supplement SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Prospectus Supplement Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a clinical-stage biotechnology company focused on developing and commercializing fibroblast-based therapies for patients suffering from chronic diseases with significant unmet medical needs, including wound healing, multiple sclerosis, or MS, degenerative disc disease, psoriasis and certain cancers, and potential human longevity applications including thymic involution reversal. Our most advanced product candidates are CYWC628, CYMS101 and CybroCellTM.

Corporate Information

We were formed in April 2021 as a Texas limited liability company under the name FibroBiologics, LLC, and converted to a Delaware corporation in December 2021 under the name Fibrobiologics, Inc. On April 14, 2023, we changed our name to FibroBiologics, Inc. Our principal executive offices are located at 455 E. Medical Center Blvd., Suite 300, Houston, Texas 77598. Our telephone number is (281) 671-5150 and our website address is www.fibrobiologics.com. Information contained on or that can be accessed through our website is neither a part of nor incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

Recent Developments

On December 20, 2024, we entered into a standby equity purchase agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited company (“YA”). Pursuant to the SEPA, YA advanced to us the principal amount of $15 million, which was evidenced by convertible promissory notes in three equal tranches. As of November 18, 2025, the final outstanding promissory note issued in the third tranche (the “Third Note”) had a principal balance of $3.4 million. On November 18, 2025, we exercised our right to redeem the remaining principal balance of the Third Note in full. In satisfaction of the Third Note, we expect to pay YA the redemption amount of $3,604,000, which is inclusive of the six (6) percent redemption premium, within five trading days from November 18, 2025. The SEPA will remain in place following the redemption of the Third Note.

On November 18, 2025, we entered into a securities purchase agreement (the “ November 18 SPA”) with a single investor (the “November 19 Purchaser”), pursuant to which (i) we agreed to issue and sell to the November 19 Purchaser, in a registered direct offering (the “November 19 Offering”), 3,540,000 shares of common stock and pre-funded warrants to purchase up to an aggregate of 8,570,203 shares of common stock. The price of each share of common stock in the November 19 Offering was $0.3303 per share and the price of each pre-funded warrant was $0.33029 (equal to the offering price, minus $0.00001, the exercise price of each pre-funded warrant). Additionally, pursuant to the November 18 SPA, we issued and sold to the November 19 Purchaser, in a concurrent private placement, warrants to purchase one share of our common stock for each share of common stock or pre-funded warrant purchased in the November 19 Offering, for an aggregate of 12,110,203 shares of common stock (the “November 19 Warrants”). The exercise price of the November 19 Warrants is $0.3303 per share. The November 19 Warrants have an exercise price of $0.3303 per share of common stock. The November 19 Warrants will not be exercisable until, and are subject to, approval by our stockholders of the issuance of the shares underlying the November 19 Warrants and will expire five years following the date of the stockholder approval, if it is obtained. The November 19 Offering and concurrent private placement closed on November 19, 2025.

On November 24, 2025, we entered into a securities purchase agreement (the “November 24 SPA”) with certain institutional investors (the “November 25 Purchasers”), pursuant to which (i) we agreed to issue and sell to the November 25 Purchasers, in a registered direct offering (the “November 25 Offering”), 4,477,614 shares of common stock. The price of each share of common stock in the November 25 Offering was $0.335 per share. Additionally, pursuant to the November 24 SPA, we issued and sold to the November 25 Purchasers, in a concurrent private placement, warrants to purchase one share of our common stock for each share of common stock purchased in the November 25 Offering, for an aggregate of 4,477,614 shares of common stock (the “November 25 Warrants”). The exercise price of the November 25 Warrants is $0.335 per share. The November 25 Warrants have an exercise price of $0.335 per share of common stock. The November 25 Warrants will not be exercisable until, and are subject to, approval by our stockholders of the issuance of the shares underlying the November 25 Warrants and will expire five years following the date of the stockholder approval, if it is obtained. The November 25 Offering and concurrent private placement closed on November 25, 2025. H.C. Wainwright & Co., LLC acted as our placement agent in connection with the November 24 SPA, pursuant to that certain engagement letter, dated as of November 10, 2025, between us and H.C. Wainwright & Co., LLC (the “Engagement Letter”). Pursuant to the Engagement Letter and the November 24 SPA, in connection with the closing of the registered direct offering and concurrent private placement, we issued to designees of H.C. Wainwright & Co., LLC placement agent warrants to purchase up to an aggregate of 313,433 shares of common stock at an exercise price equal to $0.4188 per share (the “November 25 Placement Agent Warrants”).

SUMMARY OF THE OFFERING

Common stock offered by us:	5,227,275 shares of common stock.

Concurrent private placement:

In a concurrent private placement, each share of our common stock is being sold together with a Warrant to purchase one (1) share of our common stock, or in the aggregate, Warrants to purchase up to 5,227,275 shares of our common stock. The Warrants will not be exercisable until, and are subject to, approval by our stockholders of the issuance of the Warrant Shares, and will expire five years following the date of the stockholder approval, if it is obtained. We intend to submit the issuance of the Warrant Shares upon exercise of the Warrants for approval of our stockholders following completion of the private placement, but there can be no assurance that such approval will be obtained. The Warrants have an exercise price of $0.33 per share of our common stock. The exercise price of the Warrants and the number of shares into which the Warrants may be exercised are subject to customary adjustment in certain circumstances.

The Warrants and the Warrant Shares are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. See the section of this prospectus supplement titled “Concurrent Private Placement” beginning on page S-15.

Offering price per share and associated Warrant:	$0.33

Common stock outstanding prior to the offering:	69,862,650 shares of common stock, assuming the exercise of the pre-funded warrants issued in the November 19 Offering in full.

Common stock to be outstanding after the offering:	75,089,925 shares of common stock, assuming the exercise of the pre-funded warrants issued in the November 19 Offering in full.

Use of proceeds:

We estimate the net proceeds to us from this offering will be approximately $1.5 million, after deducting the Placement Agent fee and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See the section of this prospectus supplement titled “Use of Proceeds” beginning on page S-10.

Listing:	Our common stock is listed on the Nasdaq Capital Market under the symbol “FBLG.”

Reasonable best efforts offering:

We have agreed to offer and sell the shares of common stock offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the shares of common stock offered hereby, but will use its reasonable best efforts to solicit offers to purchase the shares of common stock offered by this prospectus supplement. See “Plan of Distribution” on page S-17 of this prospectus supplement.

Risk factors:

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page S-6 of this prospectus supplement before deciding whether or not to invest in shares of our common stock.

Transfer agent and registrar:	The transfer agent and registrar for our shares of common stock is VStock Transfer, LLC, with its business address at 18 Lafayette Place, Woodmere, NY 11598.

Unless we indicate otherwise, all information in this prospectus supplement, including the number of shares of common stock to be outstanding immediately after this offering as shown above, is based on 69,862,650 shares of common stock outstanding as of December 12, 2025 (assuming the exercise of the pre-funded warrants issued in the November 19 Offering in full), and excludes:

·
5,931,164 shares of common stock issuable upon exercise of stock options outstanding under the FibroBiologics, Inc. 2022 Stock Plan (the “2022 Stock Plan”);
·
6,568,836 shares of common stock reserved for issuance under our 2022 Stock Plan;
·
10,321 shares of common stock underlying warrants that were issued in connection with the issuance of certain shares of Series B-1 preferred stock, par value $0.00001 per share (the “Series B-1 Preferred Stock”);
·
17,000,000 shares of common stock reserved for issuance upon conversion of convertible promissory notes (“Convertible Notes”) issued to YA in connection the SEPA;
·
2,500 shares of Common Stock issuable upon conversion of outstanding shares of Series C preferred stock, par value $0.00001 per share (the “Series C Preferred Stock”);
·
12,110,203 shares of common stock underlying the November 19 Warrants that were issued concurrent to the November 19 Offering, at an exercise price of $0.3303 per share;
·
4,477,614 shares of common stock underlying the November 25 Warrants that were issued concurrent to the November 25 Offering, at an exercise price of $0.335 per share;
·
313,433 shares of common stock underlying the November 25 Placement Agent Warrants that were issued concurrent to the November 25 Offering, at an exercise price of $0.4188 per share;
·
5,227,275 shares of common stock issuable upon exercise of the Warrants being sold in the concurrent private placement, at an exercise price of $0.33 per share; and
·
365,909 shares of common stock issuable upon exercise of the warrants to be issued to the Placement Agent (or its designees) as compensation in connection with this offering, at an exercise price of $0.4125 per share.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes no exercises of any outstanding stock options or warrants and no exercise of the Warrants or the warrants to be issued to the Placement Agent.

RISK FACTORS

Investing in our securities involves risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section in this prospectus supplement entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Regardless of the amount of cash that is raised in this offering, the Company will require additional financing in the future to continue as a going concern.

The Company will not generate sufficient revenues in the foreseeable future to fund its operations. Accordingly, regardless of the amount of net proceeds that are raised in this offering, we will require additional financing in the future to continue as a going concern. If we are unable to raise additional capital or generate sufficient cash from operations to adequately fund our operations, we will, at a minimum, need to curtail planned business activities to reduce costs, which we expect will harm our ability to execute on our business plan and continue operations.

The price of our common stock may be adversely affected by the future issuance and sale of shares of our common stock or other equity securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities, future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcements that such issuances and sales may occur, could adversely affect the market price of our common stock.

Future sales by stockholders, or the perception that such sales may occur, may depress the price of our common stock.

The sale or availability for sale of substantial amounts of our shares in the public market or exercise of common stock warrants and options, or the perception that such sales could occur, could adversely affect the market price of our common stock and also could impair our ability to raise capital through future offerings of our shares. As of December 12, 2025, we had 69,862,650 outstanding shares of common stock (assuming the exercise of the pre-funded warrants issued in the November 19 Offering in full). Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

The issuance of shares upon exercise of derivative securities may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon exercise of options may result in substantial dilution to the interests of other stockholders since these selling stockholders may ultimately convert or exercise and sell all or a portion of the full amount issuable upon exercise. If all derivative securities outstanding as of September 30, 2025 were converted or exercised into shares of common stock, there would be approximately an additional 13,054,187 shares of common stock outstanding as a result. The issuance of these shares will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Purchasers of our common stock will incur immediate dilution.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution because the purchase price of the common stock will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, purchasers will experience dilution, which may be substantial, when we issue additional shares of common stock that we are permitted or required to issue under options, our stock equity incentive plans or other employee or director compensation plans. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Risks Related to Ownership of Our Common Stock

Failure to maintain compliance with the applicable Nasdaq continued listing requirements could result in our common stock being delisted, which could limit stockholders’ ability to trade our common stock.

As a listed company on Nasdaq, we are required to meet certain financial, public float, bid price and liquidity standards on an ongoing basis to continue the listing of our common stock. If we fail to meet these continued listing requirements, our common stock may be subject to delisting, which could materially impact the liquidity of our common stock making it more challenging to buy and sell shares of our common stock. On April 1, 2025, the listing of our common stock was moved from the Nasdaq Global Market to the Nasdaq Capital Market. We requested this move to allow us to satisfy less stringent financial, liquidity, and market capitalization requirements to continue the listing of our common stock. For example, the market value requirement of the Nasdaq Capital Market is $35 million versus $50 million for the Nasdaq Global Market and the stockholders’ equity requirement for the Nasdaq Capital Market is $2.5 million versus $10 million for the Nasdaq Global Market. Following the transfer, we remain subject to the $1 minimum bid price requirement and continued listing requirements for the Nasdaq Capital Market, and no assurance can be given that we will be able to satisfy these requirements. If we fail to meet any of these requirements after the transfer, our securities may be delisted from Nasdaq.

On July 1, 2025, we received a notification letter from the Nasdaq Listing Qualifications Staff, or the Staff, notifying us that the closing bid price of our shares of common stock was below the minimum closing bid price of $1.00 per share during the previous 30 consecutive trading days, or the Notice, as required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until December 29, 2025, to regain compliance with this requirement. To regain compliance, the closing bid price of our common stock must be $1.00 per share or more for a minimum of 10 consecutive business days at any time before December 29, 2025. If we do not regain compliance with Rule 5550(a)(2) by December 29, 2025, we may be eligible for an additional 180 calendar day compliance period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, except the bid price requirement, and will need to provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If it appears to the Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will notify us that our securities will be subject to delisting. In the event of such notification, we may appeal the Staff’s determination to delist our securities, but there can be no assurance the Staff will grant our request for continued listing.

Additionally, on August 4, 2025, we received a notification letter from the Staff notifying us that we do not meet the requirement in Nasdaq Listing Rule 5550(b)(2) to maintain a minimum market value of listed securities, or MVLS, of $35.0 million that is required for continued listing on The Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have a period of 180 calendar days, or until February 2, 2026, to regain compliance with this requirement. To regain compliance, our MVLS must close at $35.0 million or more for a minimum of 10 consecutive business days at any time before February 2, 2026. If we do not regain compliance with Rule 5550(b)(2) by February 2, 2026, Nasdaq will notify us that our securities are subject to delisting. In the event of such notification, we may appeal the Staff’s determination to delist our securities, but there can be no assurance the Staff will grant our request for continued listing.

We continue to actively monitor our performance with respect to the listing standards and will consider available options to resolve any deficiency and maintain compliance with the Nasdaq rules. There can be no assurance that we will be able to maintain compliance or, if we fall out of compliance, regain compliance with any deficiency, or if we implement an option that regains our compliance, maintain compliance thereafter. If we fail to regain compliance with the Nasdaq continued listing standards, our common stock will be subject to delisting from Nasdaq.

Without a Nasdaq market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our common stock, the sale or purchase of our common stock would likely be made more difficult and the trading volume and liquidity of our common stock could decline. Delisting from Nasdaq could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would lose federal pre-emption of state securities laws as it relates to our securities and thus also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our common stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from Nasdaq, will be listed on another national securities exchange or quoted on an over-the counter quotation system. If our common stock is delisted, it may come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $1.5 million, after deducting the Placement Agent fee and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the Warrants sold in the concurrent private placement. If all of the Warrants sold in the concurrent private placement were exercised in full for cash, we would receive additional net proceeds of approximately $1.7 million, not accounting for offering and issuance costs. However, if at the time of exercise of the Warrants there is no effective registration statement registering the Warrant Shares for resale or the prospectus contained therein is not available for the resale of the Warrant Shares by the holder of the Warrants, then the Warrants may also be exercised, in whole or in part, by cashless (net) exercise. We cannot predict when or if these Warrants will be exercised for cash or exercised at all. It is possible that these Warrants may be exercised on a cashless basis or may never be exercised.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of our common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock immediately after the offering, assuming no value is attributed to the Warrants issued in the concurrent private placement.

The historical net tangible book value of our common stock as of September 30, 2025 was $0.13 million or $0.0026 per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of our common stock outstanding as of that date. After giving effect to (i) 5,010,854 shares issued from the conversion of debt subsequent to September 30, 2025, (ii) the sale of 12,110,203 shares of common stock in the November 19 Offering (assuming full exercise of the pre-funded warrants issued thereto) at an offering price of $0.3303 per share of common stock (or $0.33029 per pre-funded warrant) for net proceeds of approximately $3.9 million as if such November 19 Offering and such share issuances had occurred on September 30, 2025, and (iii) the sale of 4,477,614 shares of common stock in the November 25 Offering at an offering price of $0.335 per share of common stock for net proceeds of approximately $1.2 million as if such November 25 Offering and such share issuances had occurred on September 30, 2025, the pro forma net tangible book value per share as of September 30, 2025 is $0.1025. After giving effect to the sale of 5,227,275 shares of common stock in this offering at an offering price of $0.33 per share of common stock for net proceeds of approximately $1.5 million as if such offering and such share issuances had occurred on September 30, 2025, our pro forma as adjusted net tangible book value as of September 30, 2025, would have been $8.6 million or approximately $0.0123 per share of our common stock. This represents an immediate increase in net tangible book value per share of $0.1149 to the existing stockholders and an immediate dilution in net tangible book value per share of $0.2201 to new investors. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of common stock in this offering. The following table illustrates this per share dilution to new investors:

Offering price per share		$0.3350
Historical net tangible book value per share as of September 30, 2025	$0.0026
Increase in net tangible book value per share after giving effect to the pro forma adjustments	$0.1000
Pro forma net tangible book value per share as of September 30, 2025	$0.1025
Increase in net tangible book value per share after giving effect to the offering	$0.0123
Pro forma as adjusted net tangible book value per share as of September 30, 2025	$0.1149
Dilution in net tangible book value per share to new investors		$0.2201

The above discussion and table are based on 48,263,979 shares of our common stock outstanding as of September 30, 2025, and excludes as of such date:

·
5,931,164 shares of common stock issuable upon exercise of stock options outstanding under the 2022 Stock Plan as of September 30, 2025;
·
6,568,836 shares of common stock reserved for issuance under our 2022 Stock Plan as of September 30, 2025;
·
10,321 shares of common stock underlying warrants that were issued in connection with the issuance of certain shares of Series B-1 Preferred Stock;
·
5,010,854 shares of common stock issued to YA upon conversion of Convertible Notes subsequent to September 30, 2025;
·
13,054,187 shares of common stock reserved for issuance upon conversion of Convertible Notes;
·
2,500 shares of Common Stock issuable upon conversion of outstanding shares of Series C Preferred Stock;

·
12,110,203 shares of common stock underlying the November 19 Warrants that were issued concurrent to the November 19 Offering, at an exercise price of $0.3303 per share (but which are included in the pro forma and as adjusted pro forma figures above);
·
4,477,614 shares of common stock underlying the November 25 Warrants that were issued concurrent to the November 25 Offering, at an exercise price of $0.335 per share (but which are included in the pro forma and as adjusted pro forma figures above);
·
313,433 shares of common stock underlying the November 25 Placement Agent Warrants that were issued concurrent to the November 25 Offering, at an exercise price of $0.4188 per share;
·
5,227,275 shares of common stock issuable upon exercise of the Warrants being sold in the concurrent private placement at an exercise price of $0.33 per share; and
·
365,909 shares of common stock issuable upon exercise of the warrants to be issued to the Placement Agent (or its designees) as compensation in connection with this offering, at an exercise price of $0.4125 per share.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The shares of common stock offered in this offering will be issued pursuant to a securities purchase agreement between us and each purchaser. We urge you to review the form of securities purchase agreement which will be included as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to these securities.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” in the accompanying base prospectus.

CONCURRENT PRIVATE OFFERING

Warrants

The Warrants offered in the concurrent private placement (and the shares of common stock issuable upon the exercise of the Warrants) will be issued pursuant to a securities purchase agreement between us and each purchaser. We urge you to review the form of securities purchase agreement and the form of Warrant, which will be included as an exhibit to a Current Report on Form 8-K filed with the SEC in connection the concurrent private placement, for a complete description of the terms and conditions applicable to these securities.

The Warrants and the Warrant Shares have not been registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, but are instead being offered pursuant to an exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell the Warrants and the Warrant Shares pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

We have agreed to file a registration statement with the SEC to register the resale of the Warrant Shares as soon as practicable (and in any event within forty-five (45) days after the date of the November 24 SPA) and to use commercially reasonable efforts to cause such registration statement to become effective within sixty (60) days (or ninety (90) days in the event the SEC elects to review the registration statement) following the closing date of the November 25 Offering.

Exercise Price and Duration

The Warrants will not be exercisable until, and are subject to, approval by our stockholders of the issuance of the shares of common stock issuable upon exercise of the Warrants and will expire five years following the date of the stockholder approval, if it is obtained. (We intend to submit the issuance of the Warrant Shares upon exercise of the Warrants for approval of our stockholders following completion of the private placement, but there can be no assurance that such approval will be obtained.)

Each Warrant will have an exercise price of $0.33 per share. The Warrants will be exercisable commencing on the date of the stockholder approval, if it is obtained, and may be exercised until five years thereafter. The Warrants will be issued separately from the common stock and may be transferred separately immediately thereafter. The Warrants will be issued in certificated form only.

Exercise Price Adjustments

The exercise price of the Warrants will be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Exercisability

The Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon at least 61 days’ prior notice from the holder to us, the holder may decrease or increase such percentage ownership of outstanding stock after exercising the holder’s Warrants but such percentage shall not exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise.

Cashless Exercise

If, at the time the holder exercises its Warrants, a registration statement registering the issuance or resale of the Warrant Shares under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) a number of Warrant Shares net of a number of shares of common stock with market value equal to the total exercise price, as determined according to a formula set forth in the Warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Warrants and generally our merger or consolidation with or into another person (other than a reincorporation in a different state), the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, , any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the voting power of our common equity, any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, the consummation, directly or indirectly, of a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) whereby another person or group acquires more than 50% of the voting power of the common equity of the Company (other than Pete O’Heeron, our Chief Executive Officer, through his holdings of common stock and Series C Preferred Stock), the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of our common stock for which the Warrant is exercisable immediately prior to such event. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of those Warrants will be entitled, at the holder's option, to receive consideration in an amount equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrants within the later of five (5) days of the holder's election or on the date of consummation of such transaction.

Transferability

Subject to applicable securities laws and procedures provided in the Warrant, a Warrant may be transferred at the option of the holder upon surrender of such Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established public trading market for the Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, dividends or other rights, until such holder exercises such holder’s Warrants.

PLAN OF DISTRIBUTION

H.C. Wainwright & Co., LLC has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the engagement letter dated November 10, 2025. The Placement Agent is not purchasing or selling any of the shares of common stock offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of common stock offered hereby. Therefore, we may not sell the entire number of shares of common stock offered pursuant to this prospectus. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. Under the terms of the engagement letter, the Placement Agent has no authority to bind us. The Placement Agent may engage sub-agents or selected dealers to assist with this offering. The Placement Agent proposes to arrange for the sale of the shares of common stock we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us. In addition, each of Pete O’Heeron, our Chief Executive Officer, and the investor in the November 19 Offering entered into voting agreements pursuant to which they will agree to vote shares of their common stock now owned or hereafter acquired in favor of the issuance of the Warrant Shares for the purposes of compliance with the stockholder approval rules of Nasdaq.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus on or about December 16, 2025, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of shares of common stock. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per share of common stock	Total
Offering price	$0.33000	$1,725,000.75
Placement Agent fee(1)	$0.02310	$120,750.05
Placement Agent management fee (1.0%)(1)	$0.00330	$17,250.01
Proceeds to us, before expenses(1)	$0.30360	$1,587,000.69

(1)

We have agreed to pay the Placement Agent (i) a cash fee of 7.0% of the aggregate purchase price paid by the purchasers of securities sold in the offering and (ii) a management fee of 1.0% of the aggregate purchase price paid by the purchasers of securities sold in the offering. In addition, we have agreed to reimburse the Placement Agent for certain of its offering-related expenses including non-accountable expenses of $25,000 and clearing fees of $15,950.

We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $100,950.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the

Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “FBLG.” We do not plan to list the Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent (or its designees) at the closing of this offering and the concurrent private placement, Placement Agent Warrants to purchase 7.0% of the number of shares of our common stock sold in this offering (or warrants to purchase up to 365,909 shares of our common stock), at an exercise price of $0.4125 per share. The Placement Agent Warrants and the shares of our common stock issuable upon exercise thereof are not being registered by, and are not covered by, this prospectus supplement and the accompanying prospectus. The Placement Agent Warrants will expire five years from the commencement of the sales in this offering.

Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Warrants issued in the private placement being conducted concurrently with this offering.

Standstill

We have agreed, subject to limited exceptions, for a period ending fifteen (15) days after the closing of this offering, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for one (1) year after the completion of this offering, subject to limited exceptions.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Tail

In the event any investor that, during the term of the engagement letter, (i)(A) was contacted by the Placement Agent, or (B) introduced to us by the Placement Agent, and (ii) consummated any public or private offering or other financing or capital-raising transaction of any kind with us (“Tail Financing”) within the twelve-month period following the expiration or termination of the engagement letter, the Placement Agent will be entitled to (x) 7.0% of the gross proceeds received by us from any such investor in such Tail Financing and (y) warrants to purchase shares of common stock equal to 7.0% of the aggregate number of shares of common stock sold in such Tail Financing.

Right of First Refusal

We have granted a right of first refusal to the Placement Agent, subject to certain exceptions, pursuant to which it has the right to act as the sole book-running manager, sole underwriter or sole placement agent, as applicable, if we raise funds by means of a public offering (including any “at-the-market” facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities at any time for a period of nine months after the closing of this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC, at 18 Lafayette Place, Woodmere, NY 11598. The transfer agent’s telephone number is (212) 828-8436.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. The Placement Agent acted as our placement agent in connection with the November 25 Offering, for which it received compensation.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short position could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS

The financial statements of FibroBiologics, Inc. as of and for the years ended December 31, 2024 and 2023, have been audited by Withum Smith+Brown, PC, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such audited financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Withum Smith+Brown, PC pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) with the U.S. Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement. For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. We file annual, quarterly and current reports and other information with the U.S. Securities and Exchange Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025 filed on May 14, 2025, July 31, 2025 and October 31, 2025, respectively;

●

our Current Reports on Form 8-K filed on January 24, 2025, February 7, 2025, May 5, 2025, June 9, 2025, June 13, 2025, June 16, 2025, July 3, 2025, July 18, 2025, July 18, 2025 (8-K/A), August 8, 2025, November 19, 2025; and November 25, 2025;

●	our Definitive Schedule 14A filed on April 23, 2025; and

●

the description of our common stock set forth in the registration statement on Form 8-A filed on January 24, 2024, as updated by Exhibit 4.2 to our Annual Report on Form 10-K, filed on March 31, 2025, and all amendments and reports filed for the purpose of updating that description.

We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

FibroBiologics, Inc.

455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

(281) 671-5150

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

Prospectus

$50,000,000

FibroBiologics, Inc.

Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Contingent Value Rights
Debt Securities
Purchase Contracts
Units

We may offer and sell from time to time our common stock, preferred stock, depositary shares, warrants, subscription rights, contingent value rights, debt securities and purchase contracts, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $50,000,000 or the equivalent amount in other currencies or currency units.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 3 of this prospectus for the risks and uncertainties you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Global Market under the symbol “FBLG.” On January 31, 2025, the closing price of our common stock was $1.61 per share. None of the other securities that we may offer under this prospectus are currently publicly traded.

The aggregate market value of our outstanding common stock held by non-affiliates is $75.6 million based on 36,408,396 shares of outstanding common stock, of which 30,367,274 shares are held by non-affiliates, and a per share price of $2.49 which was the closing sale price of our common stock as quoted on the Nasdaq Global Market on December 6, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus forms a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if, and for so long as, our public float is below $75 million at the date of measurement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Dated February 10, 2025

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $50,000,000 or the equivalent amount in other currencies or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference.”

We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company,” “FibroBiologics” and similar terms refer to FibroBiologics, Inc.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at www.fibrobiologics.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

●	those portions of our Definitive Proxy Statement on Schedule 14A that was filed on July 8, 2024 that address the disclosure requirements of Part III of Form 10-K;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024;

●

our Current Reports on Form 8-K, filed with the SEC on February 2, 2024, February 6, 2024, February 8, 2024, February 14, 2024, February 20, 2024, April 26, 2024, June 27, 2024, August 27, 2024, August 28, 2024, September 24, 2024, October 29, 2024, December 20, 2024, December 23, 2024, December 31, 2024 and January 24, 2025 (except, in each case, any information, including exhibits, furnished and not filed with the SEC); and

●

the description of our common stock set forth in the registration statement on Form 8-A filed on January 24, 2024, as updated by Exhibit 4.2 to our Annual Report on Form 10-K, filed on February 29, 2024, and all amendments and reports filed for the purpose of updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

FibroBiologics, Inc.

455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

(281) 671-5150

The Company

We are a clinical-stage biotechnology company focused on developing and commercializing fibroblast-based therapies for patients suffering from chronic diseases with significant unmet medical needs, including wound healing, multiple sclerosis (MS), degenerative disc disease, psoriasis and certain cancers, and potential human longevity applications including thymic involution reversal. At present, our novel manufacturing process entails collecting excess tissue from surgical procedures and using the allogeneic fibroblasts to grow a cell bank for use in our procedures. Our most advanced product candidates are CYWC628, CYMS101 and CybroCell™.

We were formed in April 2021 as a Texas limited liability company under the name FibroBiologics, LLC, and converted to a Delaware corporation in December 2021 under the name Fibrobiologics, Inc. On April 12, 2023, we changed our name to FibroBiologics, Inc. Our principal executive offices are located at 455 E. Medical Center Blvd., Suite 300, Houston, Texas 77598. Our telephone number is (281) 671-5150 and our website address is www.fibrobiologics.com. Information contained on or that can be accessed through our website is neither a part of nor incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

Risk Factors

An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2024, both of which are incorporated by reference herein and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence of one or more of the events or circumstances described in such risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●

the timing, progress and results of preclinical studies and clinical trials for our current and future product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

●	the timing, scope or likelihood of regulatory submissions, filings, and approvals, including final regulatory approval of our product candidates;

●	our ability to develop and advance product candidates into, and successfully complete, clinical trials;

●	our expectations regarding the size of the patient populations for our product candidates, if approved for commercial use;

●	the implementation of our business model and our strategic plans for our business, product candidates and technology;

●	our commercialization, marketing and manufacturing capabilities and strategy;

●	the pricing and reimbursement of our product candidates, if approved;

●	the rate and degree of market acceptance and clinical utility of our product candidates, in particular, and cell therapy, in general;

●	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;

●	our competitive position;

●	the scope of protection we and/or our licensors are able to establish and maintain for intellectual property rights covering our product candidates;

●	developments and projections relating to our competitors and our industry;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	the impact of laws and regulations; and

●	the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, under Item 1A, “Risk Factors,” and our other filings with the SEC.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Use of Proceeds

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. Pending any specific application, we may initially invest funds in U.S. government obligations.

Description of CAPITAL STOCK

Authorized Capital Stock

Our amended and restated certificate of incorporation authorizes us to issue 110,000,000 shares of capital stock, which may consist of: (i) 100,000,000 shares of common stock, par value $0.00001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

This section describes the general terms and provisions of our common stock. For more detailed information, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our amended and restated certificate of incorporation provides that:

●

holders of common stock have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment;

●

holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and are also entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor;

●	the payment of dividends, if any, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock;

●

upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time; and

●	our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

This section describes the general terms and provisions of our preferred stock. For more detailed information, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of our control or the removal of our existing management.

Series C Preferred Stock

There is currently one series of designated preferred stock, being the Series C Preferred Stock, 2,500 total shares of which are authorized and all of which 2,500 authorized shares of Series C Preferred Stock are issued, outstanding and held by Pete O’Heeron, our founder, Chief Executive Officer and Chairperson of our board of directors. The outstanding shares of Series C Preferred Stock are fully paid and nonassessable.

The Series C Preferred Stock rank senior to our common stock upon our liquidation, dissolution, winding up or otherwise.

The Series C Preferred Stock is entitled to vote on any matter to be voted on by our stockholders, in each case voting together with the holders of our common stock as a single class, and each share of Series C Preferred Stock is entitled to 13,000 votes. The Series C Preferred Stock is entitled to receive the same prior notice of any meeting of stockholders as provided to our common stockholders.

The Series C Preferred Stock is not entitled to any dividend, whether payable in cash, stock or property.

Subject to the superior rights of other, then outstanding, classes or series of preferred stock, in the event of any liquidation, dissolution or winding up of our company, the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of our assets to the holders of our common stock, a liquidation preference of $18.00 per share (subject to appropriate adjustment in the event of any stock split, combination or other similar recapitalization).

The Series C Preferred Stock may be converted at any time as follows:

●	At the option of the holder, a share of Series C Preferred Stock may be converted into one share of our common stock; and

●

Upon the election of the holders of a majority of the then outstanding shares of Series C Preferred Stock, all outstanding shares of Series C Preferred Stock may be converted into an equal number of shares of our common stock, on a one-for-one basis.

In addition, the Series C Preferred Stock is subject to a mandatory conversion upon any transfer of the Series C Preferred Stock. Each share of Series C Preferred Stock shall automatically convert, without the payment of additional consideration by or to the holder thereof, into one fully paid and non-assessable share of our common stock, upon any transfer of any share of Series C Preferred Stock, whether or not for value. Any shares of Series C Preferred Stock converted as described above must be retired and cancelled and may not be reissued as shares of such series.

For as long as the Series C Preferred Stock remain outstanding, the aggregate number of shares of Series C Preferred Stock then outstanding, shall be proportionately adjusted for any increase or decrease in the number of issued shares of our common stock resulting from a subdivision or combination of our common stock or other similar recapitalization, in each case effected without our receipt of consideration.

The Series C Preferred Stock is subject to an irrevocable proxy issued by Pete O’Heeron, the holder of all of the Series C Preferred Stock, in favor and for the benefit of, our board of directors, granting our board of directors the irrevocable proxy, for as long as the Series C Preferred Stock remains outstanding, to vote all of the Series C Preferred Stock on all matters on which the Series C Preferred Stock are entitled to vote, in any manner that our board of directors may determine in its sole and absolute discretion; provided, however, that such irrevocable proxy shall not, without the written consent of Pete O’Heeron, permit our board of directors to vote the Series C Preferred Stock with respect to any proposal to amend, delete or waive any rights of Pete O’Heeron with respect to the Series C Preferred Stock as set forth in our amended and restated certificate of incorporation. In light of the superior voting rights associated with the Series C Preferred Stock, the irrevocable proxy is intended to ensure that such superior voting rights are utilized in our best interest and to avoid or mitigate conflicts that may arise in the future for Pete O’Heeron as an individual stockholder employee.

Anti-Takeover Effects of our Certificate of Incorporation, Bylaws and Delaware Law

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Classified Board

Our amended and restated certificate of incorporation requires our board of directors to be divided into three classes serving staggered three-year terms, with one class elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Stockholder Actions by Written Consent

Our amended and restated certificate of incorporation requires that, any action required or permitted to be taken by our stockholders must be effected at a duly-called annual or special meeting of our stockholders and may not be effected by written consent in lieu of a meeting.

Advance Notice Requirements

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures specify that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken, and define what is considered timely. Our amended and restated bylaws specify the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Director Removal and Vacancies

Our amended and restated certificate of incorporation requires that, a member of our board of directors or our entire board may only be removed for cause, and then only by the affirmative vote of the holders of at least 66 2/3% in voting power of our stock entitled to vote on such removal. In addition, our amended and restated certificate of incorporation requires that, any newly created directorship that results from an increase in the number of directors or any vacancy on our board of directors, must be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and may not be filled by the stockholders.

Supermajority Voting Requirements

Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% in voting power of our stock entitled to vote thereon to (i) amend, alter or repeal our bylaws and adopt new bylaws or (ii) to amend, alter, change or repeal, or adopt any provision inconsistent with, certain provisions of our certificate of incorporation, including the provisions relating to the requirement to have a classified board, the provisions relating to the removal of directors, the provision precluding stockholder action by written consent and the choice of forum provision in our amended and restated certificate of incorporation (as explained below).

Undesignated Preferred Stock

Our amended and restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in our control.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the (i) Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (d) any action asserting a claim governed by the internal affairs doctrine and (ii) to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. The foregoing provision would not preclude stockholders that assert claims under the Exchange Act from bringing such claims in federal court, to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law. Our choice of forum provision may impose additional litigation costs on stockholders in pursuing claims and may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions and insurance are necessary to attract and retain talented and experienced directors and officers. In addition, we entered into separate indemnification agreements with each of our directors and executive officers.

Section 203 of the DGCL

As a Delaware corporation, we are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.” In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns 15% or more of the outstanding voting stock of the corporation.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:

●	the business combination takes place more than three years after the interested stockholder became an “interested stockholder;”

●	our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;

●

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding, other than statutorily excluded shares of common stock; or

●

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Listing

Our common stock commenced trading on The Nasdaq Global Market under the symbol “FBLG” on January 31, 2024.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Description of Depositary Shares

We may offer depositary shares representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a share of preferred stock that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered, will be described in the applicable prospectus supplement.

The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.

The following description is a general summary of some common provisions of a depositary agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the depositary agreement and the related depositary receipts. Copies of the form of depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the depositary agreement and the related depositary receipts, see “Where You Can Find Additional Information.”

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by this holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding-up of the Company and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer, tax and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor’s acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

Description of Warrants

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, contingent value rights or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find Additional Information.”

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the debt securities purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

●	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

●	information relating to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Stock and Depositary Share Warrants

The prospectus supplement relating to a particular issue of warrants to issue common stock, preferred stock or depositary shares will describe the terms of the common stock warrants, preferred stock warrants and depositary share warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or depositary shares purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

●	the number of shares of common stock, preferred stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, preferred stock or depositary shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our common stock, preferred stock, depositary shares or debt securities, the holder will not have any rights as a holder of our common stock, preferred stock, depositary shares or debt securities, as the case may be, by virtue of ownership of warrants.

Description of Subscription Rights

We may issue to our stockholders subscription rights to purchase our common stock, preferred stock, depositary shares, contingent value rights or debt securities. The following description sets forth certain general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The particular terms of the subscription rights and the extent, if any, to which the general terms and provisions may apply to the subscription rights so offered will be described in the applicable prospectus supplement.

Subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering, or offer these securities to other parties who are not our stockholders. A copy of the form of subscription rights certificate will be filed with the SEC each time we issue subscription rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any subscription rights certificate, see “Where You Can Find Additional Information.”

The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

●	the exercise price for the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

●	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

Description of Contingent Value Rights

We may issue contingent value rights pursuant to an agreement to be entered into by and between the Company and a trustee, agent and/or the purchasers (or representative(s) thereof) of such contingent value rights, which we refer to as the “CVR Agreement.” The contingent value rights will entitle the holder to a potential cash payment upon the satisfaction of one or more conditions set forth in the CVR Agreement. The following description sets forth certain general terms and provisions of the contingent value rights that we may offer pursuant to this prospectus. The particular terms of the contingent value rights and the extent, if any, to which the general terms and provisions may apply to the contingent value rights so offered will be described in the applicable prospectus supplement.

Contingent value rights may be issued independently or together with any other security offered by this prospectus. A copy of the form of contingent value rights certificate will be filed with the SEC each time we issue contingent value rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any contingent value rights certificate, see “Where You Can Find Additional Information.”

The applicable prospectus supplement relating to any contingent value rights will describe the terms of the offered contingent value rights, including, where applicable, the following:

●	the description of the payment condition(s);

●	the term and maturity date of the contingent value rights;

●	the formula by which the potential cash payment will be determined upon the satisfaction of the payment condition(s);

●	events of default under the CVR Agreement;

●	the extent to which the contingent value rights are transferable; and

●	any other terms of the contingent value rights.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered contingent value rights.

Description of Debt Securities

The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture to be entered into between us and a trustee that we will specify in the applicable prospectus supplement. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find Additional Information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “we,” “our” and “us” in this section, we mean FibroBiologics, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title of debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

●	the date or dates on which the principal on the series of debt securities is payable;

●

the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any, to extend the interest periods and the duration of that extension;

●	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

●	the terms and conditions upon which the debt securities may be redeemed;

●	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

●

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the debt securities will be made if other than U.S. dollars;

●	any provisions relating to any security provided for the debt securities;

●

any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

●

any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than those, if any, appointed in the indenture; and

●	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

In addition, the indenture does not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

●

register the transfer of or exchange any debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the trustee as custodian for the depositary or its nominee; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

●	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

●	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all monies paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

●	the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

●

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

●	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

●	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

●	failure on our part to comply with the covenant described under “—Consolidation, Merger and Sale of Assets”;

●

default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

●	cure any ambiguity, defect or inconsistency;

●

conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

●	provide for the issuance of additional debt securities;

●

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Merger, Consolidation, or Sale of Assets” of the indenture is complied with;

●	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

●	add guarantees with respect to the debt securities;

●	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	secure the debt securities;

●	add or appoint a successor or separate trustee;

●	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

●	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

●

reduce the principal amount or any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

●	change the place of payment or currency in which principal, any premium or interest is paid;

●	impair the right to institute suit for the enforcement of any payment on the debt securities;

●	waive a payment default with respect to the debt securities;

●	reduce the interest rate or extend the time for payment of interest on the debt securities;

●	make any change to the amendment and modification provisions in the indenture; or

●

reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

●

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

The prospectus supplement relating to any particular issuance of purchase contracts will describe the terms of the purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts. U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the prospectus supplement.

Description of Units

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Plan of Distribution

We may sell the offered securities in and outside the United States:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents; or

●	through a combination of any of these methods.

The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

Jones Day will pass upon the validity of the securities being offered hereby.

Experts

The financial statements of FibroBiologics, Inc. as of and for the years ended December 31, 2023 and 2022, have been audited by Withum Smith+Brown, PC, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such audited financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Withum Smith+Brown, PC pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

FibroBiologics, Inc.

5,227,275 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

December 14, 2025